 GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE
                                   FORM W-9

   Guidelines for Determining the Proper Identification Number for the Payee
(You) to Give the Payer--Social Security numbers have nine digit separated by two hyphens: i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the Payer. All "Section" references are to the Internal Revenue Code of 1986, as amended. "IRS" is the Internal Revenue Service.

-------------------------------- ----------------------- --------------------------------- ------------------------
                                                                                           Give the name and
                                 Give the name and                                         EMPLOYER
                                 SOCIAL SECURITY                                           IDENTIFICATION
For this type of account:        number of--             For this type of account:         number of--
-------------------------------- ----------------------- --------------------------------- ------------------------

1. Individual                    The individual          6.  Sole proprietorship           The owner(3)
2. Two or more individuals       The actual owner of the 7.  A valid trust, estate or      The legal entity (Do
   (joint account)               account or, if combined     pension trust                 not furnish the
                                 funds, the first                                          identifying number of
                                 individual on the                                         the personal
                                 account(1)                                                representative or
                                                                                           trustee unless the legal
                                                                                           entity itself is not
                                                                                           designated in the
                                                                                           account title.)(4)
3. Custodian account of a        The minor(2)            8.  Corporate                     The corporation
   minor (Uniform Gift to
   Minors Act)
4. a. The usual revocable        The grantor-trustee(1)  9.  Association, club, religious, The organization
     savings trust (grantor is                               charitable, educational, or
     also trustee)                                           other tax-exempt
                                                             organization
   b. So-called trust            The actual owner(1)     10. Partnership                   The partnership
     account that is not a legal
     or valid trust under state
     law
5. Sole proprietorship           The owner(3)            11. A broker or registered        The broker or nominee
                                                             nominee
                                                         12. Account with the              The public entity
                                                             Department of Agriculture
                                                             in the name of a public
                                                             entity (such as a State or
                                                             local government, school
                                                             district, or prison) that
                                                             receives agricultural
                                                             program payments
-------------------------------- ----------------------- --------------------------------- ------------------------

(1) List first and circle the name of the person whose number you furnish. If only one person on a joint account has a Social Security number, that person's number must be furnished.
(2) Circle the minor's name and furnish the minor's social security number.
(3) You must show your individual name, but you may also enter your business or "doing business as" name. You may use either your Social Security number or employer identification number (if you have one).
(4) List first and circle the name of the legal trust, estate or pension trust.

Note: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

                                    Page 2


Obtaining a Number
If you don't have a taxpayer identification number or you don't know your number, obtain Form SS-5, Application for a Social Security Card, at the local Social Security Administration Office, or form SS-4, Application for Employer Identification Number, by calling[1 (800) TAX-FORM], and apply for a number.

Payees Exempt from Backup Withholding
Payees specifically exempted from backup withholding on all payments include the following:
.. An organization exempt from tax under section 501(a), or an individual retirement plan, or a custodial account under Section 403(b)(7) if the account satisfies the requirements of Section 401(f)(2).
.. The United States or any agency or instrumentality thereof.
.. A State, the District of Columbia, a possession of the United States, or any political subdivision or instrumentality thereof.
.. A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.
.. An international organization or any agency, or instrumentality thereof.
  Payees that may be exempted from backup withholding:
.. A corporation.
.. A financial institution.
.. A registered dealer in securities or commodities registered in the U.S., the
  District of Columbia, or a possession of the U.S.
.. A real estate investment trust.
.. A common trust fund operated by a bank under section 584(a).
.. An entity registered at all times during the tax year under the Investment
  Company Act of 1940.
.. A middle man known in the investment community as a nominee or custodian.
.. A futures commission merchant registered with the Commodity Futures Trading
  Commission.
.. A foreign central bank of issue.
.. A trust exempt from tax under Section 664 or described in Section 4947.
  Payments of dividends and patronage dividends not generally subject to backup withholding including the following:
.. Payments to nonresident aliens subject to withholding under section 1441.
.. Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident alien partner.
.. Payments of patronage dividends where the amount received is not paid in money.
.. Payments made by certain foregoing organizations.
.. Section 404(k) payments made by an ESOP. Payments of interest not generally subject to backup withholding include the following:
.. Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.
.. Payments of tax-exempt interest (including exempt-interest dividends under section 852).
.. Payments described in section 6049(b)(5) to nonresident aliens.
.. Payments on tax-free covenant bonds under section 1451.
.. Payments made by certain foreign organizations.
.. Mortgage interest paid to you.
Exempt payees described above should file a Substitute Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, AND RETURN IT TO THE PAYER. IF THE PAYMENTS ARE INTEREST, DIVIDENDS OR PATRONAGE DIVIDENDS, ALSO SIGN AND DATE THE FORM.
 Certain payments other than interest, dividends, and patronage dividends that are subject to information reporting are also not subject to backup withholding. For details, see sections 6041, 6041A(a), 6042, 6044, 6045, 6049, 6050A, and 6050N, and their regulations.
Privacy Act Notice.--Section 6109 requires most recipients of dividend, interest or other payments to give taxpayer identification numbers to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes to help verify the accuracy of your tax return and may also provide this information to various government agencies for tax-enforcement or litigation purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 30% of taxable interest, dividend and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

Penalties
(1) Penalty for Failure to Furnish Taxpayer Identification Number. If you fail to furnish your correct taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.
(2) Civil Penalty for False Information With Respect to Withholding.--If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.
(3) Criminal Penalty for Falsifying Information.--Falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.